UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 1, 2012
(Date of Report: Date of earliest event reported)

Ultra Sun Corp.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-53571 (Commission File Number)	20-1898270 (IRS Employer ID No.)

1532 East St. Marks Court, Salt Lake City, Utah 84124
 (Address of principal executive office)

Registrant's telephone number, including area code: (801) 573-6982

NA
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements, which reflect our views with respect to future events and financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These forward-looking statements are identified by, among other things, the words “anticipates,” “believes,” “estimates,” “expects,” “plans,” “projects,” “targets” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors that may cause actual results to differ from those projected include the risk factors specified below.

Item 4.01 Changes in Registrant's Certifying Accountant.

a)              On or about August 1, 2012, Child, Van Wagoner & Bradshaw, PLLC (“CVB”), the principal accountant for Ultra Sun Corp. (the “Company” or “Registrant”) ceased its accounting practice for SEC reporting companies. At or about the same time Anderson Bradshaw PLLC (“Anderson Bradshaw”) was established as a successor firm to CVB to continue performing audits for SEC reporting companies.  As Anderson Bradshaw is viewed as a separate legal entity, the Company dismissed CVB as its principal accountant and engaged Anderson Bradshaw, as the Company's principal accountant for the Company’s fiscal year ending December 31, 2012 and the interim periods for 2012 and 2013. The decision to change principal accountants was approved by the Company's Board of Directors on August 1, 2012.  The Company does not have a separate audit committee.

None of the reports of  CVB, on the Company's financial statements for either of the past two years or subsequent interim period contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.  There were no disagreements between the Company and CVB, for the two most recent fiscal years and any subsequent interim period through August 1, 2012 (date of dismissal) on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of CVB, would have caused them to make reference to the subject matter of the disagreement in connection with its report. Further, CVB has not advised the Registrant that:

1) internal controls necessary to develop reliable financial statements did not exist; or

2) information has come to the attention of  CVB which made it unwilling to rely upon management's representations, or made it unwilling to be associated with the financial statements prepared by management; or

3) the scope of the audit should be expanded significantly, or information has come to the attention of CVB that they have concluded will, or if further investigated, might materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal year ended December 31, 2012, or cause CVB to be unwilling to rely on management’s representations or be associated with the Registrant’s financial statements; or

4) information has come to CVB’s attention that it has concluded materially impacts the fairness or reliability of either ( i ) a previously issued audit report or the underlying financial statements, or ( ii ) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to the accountant's satisfaction, would prevent it from rendering an unqualified audit report on those financial statements).

b)              On or about August 1, 2012, the Registrant engaged Anderson Bradshaw as its principal accountant to audit the Registrant's financial statements as successor to CVB. During the Registrant's two most recent fiscal years or subsequent interim period, the Registrant has not consulted with the entity of Anderson Bradshaw regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements, nor did the entity of Anderson Bradshaw  provide advice to the Registrant, either written or oral, that was an important factor considered by the Registrant  in    reaching a decision as to the accounting, auditing or financial reporting issue.

Further, during the Registrant's two most recent fiscal years or subsequent interim period, the Registrant has not consulted the entity of Anderson Bradshaw on any matter that was the subject of a disagreement or a reportable event.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

     Exhibit
     Number        Descriptions

      16.1                   Letter from CVB dated August 2, 2012  regarding change in certifying accountant

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Ultra Sun Corp.

By: /s/ Neil Blosch
Neil Blosch, CEO
Date: August 2, 2012